Exhibit 99.3

Good morning and welcome to the quarterly earnings review for Bank of America. I would like to cover four areas today. Our normal review of Bank of America earnings for the quarter. A quick summary of results at FleetBoston for the first quarter. An update on our integration efforts so far, and some general thoughts on how Bank of America will look for the remainder of the year given that the Fleet merger closed on April 1 and we will be reporting combined results for the second quarter.

Earnings from the core businesses for both banks were very strong and reflected growth in the economy and the efforts at both institutions over the past several quarters to focus on their retail businesses. Core results at Bank of America for the first quarter were clearly in line with expectations we laid out for you in January. Total revenue (excluding securities gains) rose 7 percent from a year ago and, all in, exemplifies the best annual start we have had in the past several years. Customer metrics demonstrate that our strategies over the past several quarters to improve customer satisfaction and grow the customer base are consistently meeting or exceeding our aggressive goals.

In the first quarter our consumer and commercial bank produced excellent growth in customer accounts and sales productivity including both the retail sector and our middle market base. The Global Corporate and Investment Bank had a good quarter with noninterest income reaching its highest level in more than 6 quarters. Period end core deposits were up 3 percent from the end of the year. Consumer credit quality continued to perform well while the middle market and large corporate portfolios improved. Nonperforming assets dropped 18 percent from year-end as a result of lower levels in the large corporate and commercial portfolios and are half the levels from a year ago. Criticized assets are also down a like amount. Provision for credit losses in the quarter was $624 million while net charge-offs were $720 million. Similar to the end of last year, we are positioned to benefit from a rise in long-term rates. And finally, some major regulatory investigations were resolved. All these factors resulted in earnings of $2.7 billion or $1.83 per share on a diluted basis, an increase of 15 percent in earnings per share from first quarter a year ago and steady with record fourth quarter results.

When making comparisons of results between periods, I will try to use the comparison that best conveys the actual trends in our various businesses. Some linked-quarter comparisons are poor indicators of real trends due to seasonality from fourth quarter to first quarter.

Lets start with net interest income for the company in total before turning to the individual businesses. Net interest income on an FTE basis in the quarter increased 4 percent or $225 million from fourth quarter levels and 11 percent or $609 million from a year ago. Primary drivers of the increase from the fourth quarter were higher securities levels; consumer and middle market commercial loan growth; and higher trading related net interest income. Offsetting some of this increase was the impact of one less day in the quarter; reductions in large corporate, foreign and exited portfolios; and lower mortgage warehouse levels. At quarter end, the level of our ALM

(Asset Liability Management) portfolio decreased from year-end as the reduction in swaps and forward positions more than offset the additional mortgages and securities. During the quarter we generated $495 million in debt securities gains as we continued to reposition the ALM portfolio to take advantage of interest rate fluctuations and reduce certain exposure to rising rates. Lets take a look at the individual businesses.

Consumer and Commercial Banking earned $1.9 billion or almost 70 percent of the corporation’s first quarter earnings with a return on equity of 32 percent. Highlights during the quarter included excellent account and deposit growth; strong fee generation driven by card income and service charges; and the continuing pickup in commercial banking loan activity. Improvements in our sales processes nationwide; increasing brand awareness through marketing; and new products are driving the progress with our consumer customers. In the first quarter, net new consumer checking accounts increased 425,000 which is almost double the increase of 220,000 in the fourth quarter. Driving this increase was ongoing improvement in our ability to retain existing accounts and the popularity of the MyAccess checking account. Net new savings accounts opened in the quarter were 531,000, more than 4 times the number opened in the fourth quarter. Net new savings accounts opened a year ago were 125,000. Active Online Banking customers keep growing as well and now exceed the 8 million mark, up 55 percent from a year ago, while 3.7 million customers pay their bills online, up 79 percent from a year ago. Online Banking customers who use bill pay are instrumental in driving retention levels higher as well as increasing deposit and loan balances. These increases in new accounts also reflected continued improvement in customer satisfaction, as defined by the Top 2 box scores, which grew in the first quarter from year-end levels (51 percent to 52 percent).

Another important measure of growth, we are tracking closely, is sales productivity in our banking centers. Product sales in the banking centers climbed 39 percent year-over-year. This includes many important products such as checking; savings and investments; credit and debit cards; as well as mortgages, home equity and other loans. We are also seeing a like increase in sales per associate per day. This associate statistic is even more impressive given the fact we have added more than 150 branches with sales staff coming up to speed that dilutes the productivity measure.

Card income increased 17 percent from a year ago but was down slightly from the fourth quarter due to seasonality. Debit card purchase volumes remain strong showing 26 percent growth from a year ago. Consumer credit card volumes were up 24 percent. Total managed card revenue, including net interest income, increased 23 percent from a year ago. Card receivables on average grew 26 percent on a managed basis with excellent risk-adjusted margins of approximately 8.8 percent. Service charges rose 6 percent from the first quarter of last year and benefited from higher levels of deposit fees from new account growth.

Mortgage banking income at $209 million dropped 28 percent from the fourth quarter, as expected, driven by the slowdown in refi activity that took place at the end of the year along with tightening spreads. However, the temporary drop in rates in the first quarter resulted in a surge in originations in the later part of the quarter. Originations during the quarter were $24 billion, up 30 percent from fourth quarter activity. Applications in March were the fourth highest month we have ever had so we can expect to see benefits from this in our second quarter results. Home equity lines are continuing to show improved results from last year’s stepped-up focus with balances increasing 5 percent from fourth quarter levels to approximately $25 billion.

Impacting trading account profits within CCB this quarter was a net reduction in the value of our mortgage banking asset of $275 million. This represents the net mark-to-market adjustment on mortgage banking assets and the related derivative instruments due to faster prepayment speeds and changes in other assumptions relative to our portfolio.

Period end deposits in the Consumer and Commercial Bank at $337 billion, which represent the bulk of our core deposits, were up 11 percent from a year ago and 3 percent from the fourth quarter reflecting our efforts to add new customers and deepen the relationship of existing customers. Consumer credit quality remains stable. Managed credit card net losses, as a percentage of the portfolio, decreased 9 basis points to 5.05 percent on an annualized basis from the fourth quarter and are 20 basis points below levels a year ago. Net losses in dollar terms increased from the fourth quarter and from a year ago due to portfolio growth and seasoning. Thirty-day delinquencies improved by 18 basis points versus the fourth quarter and 43 basis points versus a year ago. Ninety-day delinquencies ticked up slightly from the fourth quarter but improved by 10 basis points from a year ago. Excluding credit card, remaining consumer net charge-offs decreased from both fourth quarter levels and from results a year ago.

As we told you in January, we were looking for increases in commercial banking activity to extend into 2004 and that is what we experienced. For the quarter, average outstanding commercial banking loans within CCB increased $1.1 billion or 2 percent from year-end. Commercial banking credit quality also continued to improve as net charge-offs within commercial banking were down more than 50 percent from the fourth quarter to their lowest level in several years. Commercial banking non-performing loans dropped 13 percent from levels last quarter and are down almost 32 percent from levels a year ago. We have been well positioned competitively for over a year now to take advantage of the current market as it recovers and we are benefiting from that strategy.

Before I turn to our other businesses, let me summarize the impact this quarter of the mutual fund settlement that was announced in March. As previously disclosed, the financial impact was approximately $.16 per share in the first quarter and represented both the amount for disgorgement and restitution ($250 million) combined with the fine ($125 million) partially offset by $90 million in previously recorded reserves. These net charges (a net $285 million) flowed through the “other general operating” expense category on the consolidated statement of income. Going forward, we have committed to reducing mutual fund management fees by $80 million over five years (excluding the Fleet settlement) which averages out to approximately $4 million per quarter. For management reporting purposes, the settlement charges were spread equally between the Global Corporate and Investment Bank and Asset Management.

Turning to Global Corporate and Investment Banking, earnings in the first quarter (including the settlement charge of approximately $143 million pre-tax) were $463 million with an ROE of 21 percent, versus $552 million in the fourth quarter results and $460 million a year ago. Excluding the settlement for comparison purposes, GCIB earnings would have exceeded fourth quarter results due to higher trading-related revenue of $296 million as well as improved credit quality. These results are impressive if you think of the headwinds in the business of higher compliance and operating costs and the continued shrinkage of large corporate lending.

Total trading-related revenue for the first quarter was $845 million, an increase of 54 percent from the fourth quarter. Fixed income more than doubled to $508 million driven primarily by high yield debt and investment grade. Foreign exchange revenue increased 22 percent to $189 million. Revenue from interest rate contracts of $168 million was essentially flat due to a slower than expected uptick in economic news, a more stable yield curve and lower volatility. Trading-related assets continued to grow as we emphasized our relationships with institutional investors.

Investment banking revenue dropped 11 percent from results in the fourth quarter but increased 4 percent from a year ago. Versus the fourth quarter, securities underwriting decreased 6 percent to $218 million, as increases in revenue from high yield debt were offset by decreases in high grade and equities. Syndications revenue dropped 23 percent from the fourth quarter to $85 million as leveraged loan activity decreased. Advisory Services held steady at $77 million, in line with a strong fourth quarter. The pipeline at the end of the quarter looked strong in several areas and should be positively influenced by the improving economy.

Corporate loans and leases in GCIB continued to decline and were down almost $2 billion from year-end levels to $40 billion. Excluding the impact of Parmalat, credit quality in GCIB continued to improve from year end levels. Large corporate net charge-offs were $96 million in the first quarter, up $20 million from fourth quarter levels and down $176 million or 65 percent from a year ago. These charge-offs included $106 million of Parmalat exposure not secured by insurance. Additional Parmalat losses were also incurred during the quarter in “trading” from marking down our remaining derivative exposure of approximately $29 million. At the end of March, remaining exposure to Parmalat was $120 million of loans and derivatives carried as nonperforming of which $105 million is supported by credit insurance. Large corporate nonperforming assets dropped $309 million or 24 percent from levels at year-end driven mainly by paydowns and the Parmalat charge-off. Inflows of new loans into nonaccrual status continue to be low versus recent quarters. Criticized assets decreased 26 percent from the prior quarter. While we are more than pleased with the overall credit quality, we continue to remain cautious and monitor certain industries that could pose problems if the economy surprises on the negative side.

Our third core business segment is Asset Management. Like GCIB, Asset Management earnings for the quarter of $53 million reflected the mutual fund settlement impact of approximately $143 million pre-tax. Total revenue increased 14 percent from results a year ago. Driving the improvement from a year ago was increased sales in Marsico. In the Private Bank, a renewed focus last year on positioning Bank of America as a full service provider, in addition to a financial advisor, is gaining traction as deposits during the quarter are at an all time high and loans are growing. We believe this focus as a full service provider will produce benefits in the New England market going forward as we are able to offer a wider array of products. We increased our number of financial advisors by 6 percent from the fourth quarter and by 25 percent over the past 12 months. Assets under management at the end of the first quarter were $337 billion, reflecting 5 percent growth in equities from fourth quarter levels offset by a 2 percent drop in money markets and other short-term funds. Excluding money markets and other short-term funds, assets under management were up 32 percent from a year ago.

Our final business area is Equity Investments. The equity investment line on our statement of income shows income was $133 million compared to $215 million in the fourth quarter and a negative $68 million a year ago. Investments at the parent drove the results as Principal Investing noninterest income was essentially breakeven although gross cash gains continue to grow. Going forward, we are looking for a continued step up in liquidity events in Principal Investing correlated with an improved economic picture.

Now let me spend a few moments highlighting first quarter results at FleetBoston. As you know, our acquisition of FleetBoston closed on April 1 and under purchase accounting rules Fleet’s results will be combined with Bank of America from that day going forward. Consequently, combined numbers won’t be reported until our second quarter earnings release in July. Although Fleet’s first quarter earnings will not be announced officially, we have included these results in our financial supplement.

As you can see, Fleet earned $773 million or $.71 per diluted share, up 4 percent from $.68 in the fourth quarter and up 32 percent from $.54 a year ago. Total revenue (excluding securities gains) increased 3 percent from fourth quarter results and almost 15 percent from a year ago. Helping their margin was 3 percent growth from the fourth quarter in low cost core consumer and commercial deposits including the key deposit categories of money market, regular savings and NOW accounts. During the quarter, net new consumer checking accounts increased 11,000 and product sales in the banking centers climbed 14 percent. Noninterest income increased 3 percent from the fourth quarter due to strength in several businesses, including the mutual fund platform, brokerage and private equity. Total non-interest expense of $1.96 billion in the first quarter was $241 million higher than fourth quarter levels primarily due to the mutual funds settlement charge of $140 million; merger related expense of $33 million; higher marketing costs of $25 million; and higher legal and professional fees of approximately $50 million. The $59 million specialist settlement was offset by previously recorded reserves and had no impact on net income in the quarter.

On the asset quality front, NPAs at Fleet were down 37 percent or $726 million from year end of which $532 million was a reduction in exposure to Argentina. This reduced exposure to Argentina included a bulk sale of loans, security sales and charge-offs. Net loan charge-offs, including Argentina, totaled $233 million in the first quarter compared to $250 million in the fourth quarter. Excluding Argentina, net loan charge-offs were down 29 percent from the fourth quarter to $179 million. As a result of the significant NPA reduction and the improved quality of the overall loan portfolio, the loan loss provision was reduced to zero. Loan loss reserves at quarter end were $2.8 billion or 2.2 percent of total loans. The Latin American actions reflected the execution over the past several quarters of previously announced risk reduction strategies. Shareholders’ equity amounted to $19 billion at March 31, 2004.

Soon after the merger announcement in October, we began laying out the various phases of the integration effort. As a result, we are much further ahead in many of our initiatives than any other acquisition we have done over the past fifteen years. Our leadership team is in place with the top 3 levels of management announced last year and further announcements made in January in the lines of business. Major integration initiatives were laid out systematically based on capacity planning so we do not overextend our resources or dramatically affect “business-as-usual”. Key business and transition challenges were identified and target environments established. All the key Consumer and Commercial market executives for the Northeast are in place and trained.

Implementation is already occurring. A good example of this is the rollout of our Loan Solutions mortgage platform into our Connecticut stores. That rollout has been within two weeks of the merger closing date and is being followed by additional expansion into the rest of New England by year-end. Customers of both Bank of America and Fleet can use nearly 16,500 ATMs across the country to make cash withdrawals without incurring ATM fees. We are working together to allow more than 33 million customers the ability to utilize the services of 6,000 branches around the country in special situations. Our corporate bankers are already performing client calls. And we have consolidated trading floors. We will start changing signage in the fourth quarter and expect to be completed in the first quarter of 2005.

After an in-depth review, we have decided to implement the Model Bank into the Fleet franchise in the second quarter of next year. The deciding factor was the desire on the Fleet side to improve the functionality the Model Bank will bring to the branch sales effort. Certain attributes of the Fleet system will be implemented into the Model Bank that we think are an improvement and will then be rolled back into the overall franchise. Our estimated cost for putting Model Bank in Fleet is approximately $200 million pre-tax.

Our original cost save target was $1.1 billion after-tax. We believed in October that this number was a very realistic goal and after a thorough review of all businesses and staff support, are confident that we can move quicker due to closing the merger earlier and can exceed the numbers originally disclosed in October. Consequently, we believe our original cost save projection for 2004 of $250 million after-tax will be exceeded; total cost saves of $1.1 billion by the end of 2005 are still in line; and additional cost saves over and above the $1.1 billion should be realized in 2006. Our updated after-tax savings target is now estimated to be between $1.1 billion to $1.375 billion, with the potential $275 million increase being realized, as I said, in 2006. We will bring your attention to the specific saves when we report earnings going forward and do our best to highlight the areas affected. The sure test, to check our progress, is to watch our expense levels and efficiency ratio. Merger and restructurings charges impacting the Statement of Income are estimated to be approximately $800 million after-tax, spread over the next four to five quarters.

An 8-K was filed this morning detailing Pro Forma purchase accounting adjustments for 2003 to both the Statement of Income and the Balance Sheet. The higher savings targets and merger charges are also disclosed. While the pro forma adjustments will impact net interest income and noninterest expense, the adjustments net out so that the impact on net income going forward is minimal. Purchase accounting adjustments affecting the balance sheet are also detailed including adjustments for the purchase price, core deposit intangibles, fair value of assets and liabilities, and for estimates for certain exit and termination liabilities. Exit and termination liabilities at Fleet are estimated to be $500 million for severance and relocation and approximately $170 million for contract termination liabilities. Factoring the impact of these adjustments on capital should put us in a Tier 1 range on a pro forma basis between 7.65 and 7.75 percent, in line with our estimates from a few months ago.

Let me say a few words about how best to think of the combined companies going into the second quarter. As of the beginning of April, common shares outstanding, after the exchange of the Fleet shares, were 2.04 billion which translates into diluted shares outstanding of approximately 2.08 billion. We were essentially out of the market for repurchasing shares for most of the first quarter around earnings in January and during the proxy solicitation period in February and March. Once we get through earnings today, we will be back to repurchasing on a more normal basis.

We don’t give quarterly earnings guidance other than our customary annual outlook that we do every January. However, since the addition of Fleet’s results going forward will significantly alter Bank of America results in all areas, I will try to ballpark certain line items to help you with your financial models. Using the first quarter as a base and excluding major unusual items, we estimate the main categories on the Statement of Income to be as follows. Net interest income on an FTE basis in the first quarter was a combined $7.7 billion and, with purchase accounting, should trend slightly higher going forward. Combined net charge-offs were approximately $950 million in the first quarter and included approximately $150 million for Parmalat. Going into the second quarter, we believe charge-offs will be in the range of approximately $850 million to $950 million. Noninterest income was a combined $5.2 billion in the first quarter and included $275 million for the writedown of the mortgage banking asset. Going into the second quarter, we believe noninterest income will be approximately $5.5 billion and could go higher or lower due to the volatility of market sensitive areas. Debt securities gains are driven by our response to interest rate fluctuations so we will discuss them after the fact, rather than putting a projection out there. Noninterest expense was a combined $7.4 billion in the first quarter and included $425 million for the mutual fund settlement. Going into the second quarter, we believe noninterest expense, including purchase accounting, will be approximately $6.9 billion or lower as the cost saves are realized. The effective tax rate before the FTE adjustments should be between 33 and 34 percent. Factoring in the FTE adjustment for your financial models, should move the rate to between 35 and 36 percent. There will be merger related and restructuring costs in each of the next three quarters of 2004 that will probably average approximately $200 million each quarter on an after tax basis.

All of our major businesses (retail, commercial, wealth and investment management and the corporate bank) should benefit from an economy that is continuing to demonstrate decent growth. Both banks, at the end of March, were positioned to benefit from an increase in interest rates and that is exactly what we are seeing since the end of the quarter. Both an improving economy and a rising long-term interest rate scenario should result in increased revenue growth in the third and fourth quarters. These factors, combined with our initiatives we are rolling out in New England and the projected cost efficiencies, make us optimistic that 2004 will be a very good year for earnings. With that let me open it up for questions. I thank you for your attention.

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